Exhibit 99(b)

       Koger Equity, Inc. Announces Dividend on Preferred Stock

    BOCA RATON, Fla.--(BUSINESS WIRE)--Nov. 11, 2003--Koger Equity, Inc. (NYSE:KE) announced today that its Board of Directors declared a dividend of $0.56666 per the Company's 8 1/2% Series A Cumulative Redeemable Preferred shares to be paid on December 15, 2003 to shareholders of record on December 1, 2003. This dividend covers the five-day period from September 10, 2003 through September 14, 2003, and the quarter beginning September 15, 2003 through December 14, 2003.

    About Koger Equity

    Koger Equity, Inc. owns and operates 126 office buildings, containing 9.21 million rentable square feet, located primarily in 18 suburban office projects in ten cities in the Southeastern United States and Texas.
    For more information about Koger Equity, contact its website at http://www.koger.com or Investor Relations, 225 NE Mizner Boulevard, Suite 200, Boca Raton, Florida 33432-3945, or call 1-800-850-2037.

    CONTACT: For Koger Equity, Inc.
             Investor Relations:
             Thomas Brockwell, 800-850-2037
             or
             Integrated Corporate Relations:
             Brad Cohen, 203-222-9013